Exhibit 99.1

NEWS RELEASE RARE ELEMENT RESOURCES LTD NYSE MKT: REE TSX: RES August 7, 2014 Ref: 9 - 2014

Rare Element Resources Reports Second Quarter Results

Pre-Feasibility Study work nearly complete

August 7, 2014 - Lakewood, Colorado - Rare Element Resources Ltd. (NYSE MKT: REE and TSX: RES) (the “Company”), a mineral resources company advancing development of the Bear Lodge Critical Rare Earth Project (the “Project”) located in northeast Wyoming, reported today that it has filed its unaudited consolidated financial statements on Form 10-Q for the three- and six-months ended June 30, 2014 on www.sec.gov and www.sedar.com.

“The second quarter was a period of ongoing evaluation and analysis in support of our pending pre-feasibility study, which is expected in the next several weeks,” said Randall J. Scott, President and Chief Executive Officer.  “During the quarter, we identified a number of key ways to optimize our mine plan that not only improved the Project’s economics but also reduced its environmental footprint.  These improvements, along with additional data collected to support our proprietary process technology, are being incorporated into the analysis that is the foundation of the forthcoming PFS.  Additionally, the work of the U.S. Forest Service on the Environmental Impact Statement for the Project is progressing nicely.  Scoping was completed in April, and the Public Scoping Summary Report was published in July.  This information is being used to identify and evaluate alternatives and conduct the environmental analysis, which are currently underway, with the draft EIS anticipated for early in 2015.  We believe we are the only rare earth project in North America that not only has a significant resource that can support a 40+ year mine life, at a very high initial grade, but also a recovery process that produces a 97+% total rare earth oxide concentrate that is near thorium-free.  In addition, the Project is well advanced in the environmental assessment and permitting process.”

Financial Results (Please note that financial results published by the Company are all stated in U.S. Dollars.)

For accounting purposes, the Company is classified as an exploration stage company and, as such, does not have production-related revenues at this time. The net loss for the quarter ended June 30, 2014, totaled $3.1 million, or $0.06 per share, compared with a net loss of $5.3 million, or $0.12 per share, for the same period in 2013.  The key drivers behind the lower year-over-year expenses were primarily:

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A decrease in exploration and evaluation expenses of $0.9 million, the result of a shift to technical and economic evaluation with a related reduction in exploration expenses offset slightly by an increase in expenses for metallurgical and engineering test work;

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Lower corporate administrative cost of $0.5 million, primarily due to lower stock-based compensation expense, and

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A favorable variance in currency translation of $0.9 million.

Cash Balance

As of June 30, 2014, the Company had cash and cash equivalents of $16.1 million, compared with $19.8 million at March 31, 2014.  The net cash used of $3.7 million during the quarter was spent primarily on engineering and economic evaluation work essential to the development of the pre-feasibility study, expected to be available in the next several weeks, and general corporate expenses. Cash and cash equivalents at June 30, 2014 are believed to be sufficient to conduct our currently planned 2014 work programs.

During the remainder of the year, we expect to:

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Deliver the results of the pending pre-feasibility study and file the related NI 43-101 Technical Report, as well as update guidance and Project timing,

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Initiate work on a definitive feasibility study, pending Board approval, which will incorporate the results of the upcoming pre-feasibility study, project budgets, schedules and other factors,

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Continue to support efforts by the US Forest Service and the third-party contractor for timely preparation of the draft EIS on the Project,

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Apply for other permits and licenses concurrent with development of the EIS, where appropriate,

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Complete limited condemnation drilling and excavate a small trench to provide bulk samples for larger-scale metallurgical testing and to provide additional geological and structural data for detailed pit design and engineering,

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Advance our analysis of the merits of further downstream separation, including identifying potential technology partners, and

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Continue our discussions with potential offtake partners based on the quality of our +97% pure, near thorium-free, total rare earth oxide concentrate.

The unaudited quarterly financial statements are available through the Canadian securities regulatory authorities at www.sedar.com, and with the U.S. Securities and Exchange Commission at www.sec.gov. They are also available on the Company’s website at www.rareelementresources.com.

Rare Element Resources Ltd. is a publicly traded mineral resource company focused on exploration and development of rare-earth element deposits, specifically those with significant distribution of critical rare earths.  The Company is advancing development of the Bear Lodge Project, located in northeast Wyoming.  Bear Lodge is a significant mineralized district containing many of the less common, more valuable critical rare earths that are essential for electronics, fiber optics, laser systems for health and defense, as well as many evolving green technologies, like hybrid cars, solar panels and wind turbines. Permitting and feasibility work on the Project is currently underway.

For additional information, please visit the Company’s website at www.rareelementresources.com or contact Robbin Lee at 720-278-2462 or rlee@rareelementresources.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada. Except for statements of historical fact, certain information contained herein constitutes forward-looking statements. Forward-looking statements are usually identified by our use of certain terminology, including "will", "believes", "may", "expects", "should", "seeks", "anticipates", "plans", "has potential to", or "intends" or by discussions of strategy or intentions. Such forward looking statements include statements regarding our anticipated results and developments in our operations in future periods, planned exploration and evaluation of our properties, timing for completion of pre-feasibility and definitive feasibility studies, technical reports, permitting, development and production milestones for the Project, the anticipated date for commissioning of the Project, efforts to build stakeholder support for the Project at the federal, state and local levels, potential offtake and/or strategic partner relationship, the prospects for downstream elemental separation of our rare earth oxide concentrate output from our planned hydrometallurgical process, the results of potential additional drilling programs, our future capital and financing needs and our ability to meet those needs, our ability to obtain additional financing and plans related to our business and other matters that may occur in the future. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the progress of our Bear Lodge Project, fluctuations in demand for, and price of, rare earth products; success of process technology under testing; results from geological evaluations and programs, timing of and unexpected events at the Bear Lodge property; delay or failure to receive government approvals and permits; changes in U.S. and Canadian securities markets; and general economic conditions. There can be no assurance that future developments affecting the Company will be those anticipated by management. Please refer to the discussion of these and other factors in our Annual Report on Form 10-K for the twelve months ended December 31, 2013. We expect that the above estimates as to development plans, technology and other processes, time frames and financial needs will change as new information is received and that actual results will vary from these estimates, possibly by material amounts. While we may elect to update these estimates at any time, we do not undertake to update any estimate at any particular time or in response to any particular event. Investors and others should not assume that any forecasts in this press release represent management's estimate as of any date other than the date of this press release.